EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS

Q2 FY24 Net Sales of $155.2 Million, Total Company Comparable Sales Up 1.7% vs. Q2 FY23

Q2 FY24 Gross Margin of 70.5%

Q2 FY24 Operating Income of $23.0 Million; Operating Income Margin of 14.8%

Quincy, MA – September 4, 2024 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the second quarter of fiscal year 2024.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We delivered solid second quarter results driven by a strong start to the quarter and ongoing disciplined execution of our operating model amidst a dynamic consumer environment. While we have seen changes in consumer behavior during the summer months which has extended into the start of the third quarter and reflected in our updated guidance, we are continuing to operate the business with great discipline and continue to realize healthy margin performance and deliver significant cash flow generation. We remain focused on delivering against our long-term objectives as we continue to advance our strategic initiatives focused on increasing brand awareness, strengthening our omni-channel capabilities and enhancing the overall customer experience which we believe will position J.Jill for long-term sustainable growth.”

For the second quarter ended August 3, 2024:

•
Net sales for the second quarter of fiscal 2024 decreased 0.9% to $155.2 million compared to $156.6 million for the second quarter of fiscal 2023. The decrease includes approximately $7.0 million of impact due to the calendar shift associated with the 53rd week in fiscal 2023.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 1.7% for the second quarter of fiscal 2024.
•
Direct to consumer net sales, which represented 47.1% of net sales, were up 3.6% compared to the second quarter of fiscal 2023.
•
Gross profit was $109.4 million compared to $112.4 million in the second quarter of fiscal 2023. Gross margin was 70.5% compared to 71.7% in the second quarter of fiscal 2023.
•
SG&A was $86.3 million compared to $84.3 million in the second quarter of fiscal 2023. Excluding non-recurring items from both periods, SG&A as a percentage of total net sales was 55.5% compared to 53.8% for the second quarter of fiscal 2023.
•
Operating income was $23.0 million compared to $28.0 million in the second quarter of fiscal 2023. Operating income margin for the second quarter of fiscal 2024 was 14.8% compared to 17.9% in the second quarter of fiscal 2023. Adjusted Income from Operations* was $24.9 million compared to $29.1 million in the second quarter of fiscal 2023.
•
Interest expense was $3.7 million compared to $6.6 million in the second quarter of fiscal 2023. Interest income was $0.5 million in the second quarter of fiscal 2024 and fiscal 2023.
•
During the second quarter of fiscal 2024, the Company recorded an income tax provision of $3.1 million compared to $6.7 million in the second quarter of fiscal 2023 and the effective tax rate was 27.3% compared to 30.5% in the second quarter of fiscal 2023.
•
Net Income was $8.2 million compared to $15.2 million in the second quarter of fiscal 2023.
•
Net Income per Diluted Share was $0.54 compared to $1.06 in the second quarter of fiscal 2023. Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2024 was $1.05 compared to $1.15 in the second quarter of fiscal 2023.

•
Adjusted EBITDA* for the second quarter of fiscal 2024 was $30.2 million compared to $34.6 million in the second quarter of fiscal 2023. Adjusted EBITDA margin* for the second quarter of fiscal 2024 was 19.4% compared to 22.1% in the second quarter of fiscal 2023.
•
The Company opened one new store in the second quarter of fiscal 2024 and temporarily closed one store for relocation which will reopen in the third quarter of fiscal 2024. The store count at the end of the quarter remained unchanged at 244 stores.

For the twenty-six weeks ended August 3, 2024:

•
Net sales for the twenty-six weeks ended August 3, 2024 increased 3.2% to $316.8 million compared to $306.9 million for the twenty-six weeks ended July 29, 2023.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 2.4% for the twenty-six weeks ended August 3, 2024.
•
Direct to consumer net sales, which represented 47.0% of net sales, were up 7.5% compared to the twenty-six weeks ended July 29, 2023.
•
Gross profit was $227.1 million compared to $220.7 million for the twenty-six weeks ended July 29, 2023. Gross margin was 71.7% compared to 71.9% for the twenty-six weeks ended July 29, 2023.
•
SG&A was $175.4 million compared to $167.3 million for the twenty-six weeks ended July 29, 2023. Excluding non-recurring items from both periods, SG&A as a percentage of total net sales was 55.4% compared to 54.5% for the twenty-six weeks ended July 29, 2023.
•
Operating income was $51.4 million compared to $53.4 million for the twenty-six weeks ended July 29, 2023. Operating income margin for the twenty-six weeks ended August 3, 2024 was 16.2% compared to 17.4% for the twenty-six weeks ended July 29, 2023. Adjusted Income from Operations* was $54.5 million compared to $55.3 million for the twenty-six weeks ended July 29, 2023.
•
Interest expense was $10.2 million compared to $13.3 million for the twenty-six weeks ended July 29, 2023. Interest income was $1.5 million compared to $1.0 million for the twenty-six weeks ended July 29, 2023.
•
During the twenty-six weeks ended August 3, 2024, the Company recorded an income tax provision of $9.3 million compared to $8.6 million for the twenty-six weeks ended July 29, 2023 and the effective tax rate was 27.2% compared to 30.3% for the twenty-six weeks ended July 29, 2023.
•
Net Income was $24.9 million compared to $19.8 million for the twenty-six weeks ended July 29, 2023.
•
Net Income per Diluted Share was $1.69 compared to $1.38 for the twenty-six weeks ended July 29, 2023. Adjusted Net Income per Diluted Share* for the twenty-six weeks ended August 3, 2024 was $2.27 compared to $2.16 for the twenty-six weeks ended July 29, 2023.
•
Adjusted EBITDA* for the twenty-six weeks ended August 3, 2024 was $65.8 million compared to $66.5 million for the twenty-six weeks ended July 29, 2023. Adjusted EBITDA margin* for the twenty-six weeks ended August 3, 2024 was 20.8% compared to 21.7% for the twenty-six weeks ended July 29, 2023.
•
The Company opened one new store for the twenty-six weeks ended August 3, 2024 and temporarily closed one store for relocation which will reopen in the third quarter of fiscal 2024. The store count at the end of the twenty-six weeks ended August 3, 2024 remained unchanged at 244 stores.

Balance Sheet Highlights

•
Net Cash provided by Operating Activities for the twenty-six weeks ended August 3, 2024 was $37.9 million compared to $35.6 million for the twenty-six weeks ended July 29, 2023. Free cash flow* was $33.3 million compared to $28.5 million for the twenty-six weeks ended July 29, 2023. The Company ended the second quarter of fiscal 2024 with a cash balance of $28.5 million.

•
Inventory at the end of the second quarter of fiscal 2024 was $52.7 million compared to $45.7 million at the end of the second quarter of fiscal 2023. The increase in inventory compared to the prior year period was driven by timing and the strategic decision to expedite shipping goods one week early.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Subsequent Events

On August 20, 2024, the Company issued 3,317,488 shares of common stock following the exercise of 3,318,443 warrants. The exercise price of the warrants was net share settled as specified in the Warrant Agreement. As a result of this transaction, the number of shares outstanding increased to 15,084,356 and the number of warrants outstanding decreased to 255,265. As the exercise of the warrants is near certain due to its non-substantive exercise price in relation to the fair value of the common shares issuable upon exercise, the exercise of these warrants has no impact on net income per common share, both basic and diluted.

On August 28, 2024, the Board of Directors declared quarterly cash dividend of $0.07 per share of the Company’s common stock. The dividend is payable on October 2, 2024, to stockholders of record as of September 18, 2024. The Company intends to pay dividends quarterly in the future, subject to market conditions and approval by the Board of Directors.

Outlook

For the third quarter of fiscal 2024, the Company expects net sales to be down 1% to up 2% compared to the third quarter of fiscal 2023. The Company also expects Adjusted EBITDA to be in the range of $23.0 million to $27.0 million.

For fiscal 2024, the Company is lowering its guidance and now expects net sales to be about flat to up 1% compared to fiscal 2023, and for Adjusted EBITDA to decline in the range of 4% to 9% compared to fiscal 2023. This guidance reflects the negative impact from the loss of the 53rd week in fiscal 2023 of $7.9 million in net sales and $2.2 million in Adjusted EBITDA as well as investments to support profitable sales growth, including approximately $2 million in operating expenses related to the Company’s Order Management System (“OMS”) project.

Excluding the impact of the 53rd week as well as the operating expense investment in the OMS project, the Company expects fiscal 2024 net sales to grow in the range of 2% to 3% and Adjusted EBITDA to decline in the range of 1% to 6% compared to the prior year.

The Company continues to expect net store count growth of up to 5 stores to end fiscal 2024. The Company now expects total capital expenditures of approximately $22.0 million, which reflects the treatment of cloud based software implementation costs as pre-paid expense.

Conference Call Information

A conference call to discuss second quarter 2024 results is scheduled for today, September 4, 2024, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until September 11, 2024.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus depreciation and amortization, income tax provision, interest expense, interest expense - related party, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets and other non-recurring items, primarily consisting of outside legal and professional fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of Cash from Operations to Free Cash Flows” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics or other health crises on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; and (15) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023

Net sales (a)	$155,242	$156,631
Costs of goods sold (exclusive of depreciation and amortization)	45,848	44,260
Gross profit	109,394	112,371
Selling, general and administrative expenses (a)	86,314	84,282
Impairment of long-lived assets	58	45
Operating income	23,022	28,044
Loss on extinguishment of debt	8,570	—
Interest expense (b)	3,724	6,630
Interest income (b)	538	473
Income before provision for income taxes	11,266	21,887
Income tax provision	3,075	6,665
Net income and total comprehensive income	$8,191	$15,222
Net income per common share:
Basic	$0.55	$1.08
Diluted	$0.54	$1.06
Weighted average common shares:
Basic	14,906,662	14,158,837
Diluted	15,098,301	14,367,751

Cash dividends declared per common share	$0.07	—

(a)
For the second quarter of fiscal 2023, Net sales includes $1.0 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.
(b)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023

Net sales (a)	$316,755	$306,877
Costs of goods sold (exclusive of depreciation and amortization)	89,624	86,140
Gross profit	227,131	220,737
Selling, general and administrative expenses (a)	175,426	167,254
Impairment of long-lived assets	311	45
Operating income	51,394	53,438
Loss on extinguishment of debt	8,570	—
Loss on debt refinancing	—	12,702
Interest expense (b)	10,160	12,257
Interest expense - related party	—	1,074
Interest income (b)	1,526	1,043
Income before provision for income taxes	34,190	28,448
Income tax provision	9,303	8,630
Net income and total comprehensive income	$24,887	$19,818
Net income per common share:
Basic	$1.71	$1.40
Diluted	$1.69	$1.38
Weighted average common shares:
Basic	14,581,796	14,111,124
Diluted	14,746,749	14,345,179

Cash dividends declared per common share	$0.07	—

(a)
For the twenty-six weeks ended July 29, 2023, Net sales includes $1.8 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.
(b)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	August 3, 2024	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$28,466	$62,172
Accounts receivable	5,068	5,042
Inventories, net	52,709	53,259
Prepaid expenses and other current assets	19,447	17,656
Total current assets	105,690	138,129
Property and equipment, net	50,883	54,118
Intangible assets, net	63,430	66,246
Goodwill	59,697	59,697
Operating lease assets, net	107,842	108,203
Other assets	3,260	1,787
Total assets	$390,802	$428,180
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$44,552	$41,112
Accrued expenses and other current liabilities	36,533	42,283
Current portion of long-term debt	4,375	35,353
Current portion of operating lease liabilities	33,903	36,204
Total current liabilities	119,363	154,952
Long-term debt, net of discount and current portion	68,831	120,595
Deferred income taxes	9,539	10,967
Operating lease liabilities, net of current portion	101,405	103,070
Other liabilities	1,300	1,378
Total liabilities	300,438	390,962
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 11,766,868 and 10,614,454 shares issued and outstanding at August 3, 2024 and February 3, 2024, respectively	117	107
Additional paid-in capital	241,485	213,236
Accumulated deficit	(151,238)	(176,125)
Total shareholders’ equity	90,364	37,218
Total liabilities and shareholders’ equity	$390,802	$428,180

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023
Net income	$8,191	$15,222
Add (Less):
Depreciation and amortization	5,007	5,491
Income tax provision	3,075	6,665
Interest expense (a)	3,724	6,630
Interest income (a)	(538)	(473)
Adjustments:
Equity-based compensation expense (b)	1,696	937
Write-off of property and equipment (c)	51	26
Amortization of cloud-based software implementation costs (d)	244	61
Loss on extinguishment of debt (e)	8,570	—
Adjustment for exited retail stores (f)	(106)	—
Impairment of long-lived assets (g)	58	45
Other non-recurring items (h)	215	2
Adjusted EBITDA	$30,187	$34,606
Net sales (i)	$155,242	$156,631
Adjusted EBITDA margin	19.4%	22.1%

(a)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.
(b)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents net gain or loss on the disposal of fixed assets.
(d)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for the second quarter of fiscal 2023 has been restated to include such adjustments to Net income.
(e)
Represents loss on the prepayment of a portion of the term loan.
(f)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(g)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(h)
Represents items management believes are not indicative of ongoing operating performance, including legal and professional fees.
(i)
For the second quarter of fiscal 2023, Net sales includes $1.0 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Net income	$24,887	$19,818
Add (Less):
Depreciation and amortization	10,834	11,062
Income tax provision	9,303	8,630
Interest expense (a)	10,160	12,257
Interest expense - related party	—	1,074
Interest income (a)	(1,526)	(1,043)
Adjustments:
Equity-based compensation expense (b)	2,950	1,815
Write-off of property and equipment (c)	57	46
Amortization of cloud-based software implementation costs (d)	465	116
Loss on extinguishment of debt (e)	8,570	—
Loss on debt refinancing (f)	—	12,702
Adjustment for exited retail stores (g)	(615)	—
Impairment of long-lived assets (h)	311	45
Other non-recurring items (i)	438	2
Adjusted EBITDA	$65,834	$66,524
Net sales (j)	$316,755	$306,877
Adjusted EBITDA margin	20.8%	21.7%
(a)
Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.
(b)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents net gain or loss on the disposal of fixed assets.
(d)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for the twenty-six weeks ended July 29, 2023 has been restated to include such adjustments to Net income.
(e)
Represents loss on the prepayment of a portion of the term loan.
(f)
Represents loss on the repayment of priming and the subordinated credit agreement.
(g)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(h)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(i)
Represents items management believes are not indicative of ongoing operating performance, including legal and professional fees.
(j)
For the twenty-six weeks ended July 29, 2023, Net sales includes $1.8 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023

Operating income	$23,022	$28,044
Add (Less):
Equity-based compensation expense (a)	1,696	937
Write-off of property and equipment (b)	51	26
Adjustment for exited retail stores (c)	(106)	—
Impairment of long-lived assets (d)	58	45
Other non-recurring items (e)	215	2
Adjusted income from operations	$24,936	$29,054

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023

Operating income	$51,394	$53,438
Add (Less):
Equity-based compensation expense (a)	2,950	1,815
Write-off of property and equipment (b)	57	46
Adjustment for exited retail stores (c)	(615)	—
Impairment of long-lived assets (d)	311	45
Other non-recurring items (e)	438	2
Adjusted income from operations	$54,535	$55,346

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted income from operations for the second quarter of fiscal 2023 and for the twenty-six weeks ended July 29, 2023 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted income from operations for the second quarter of fiscal 2023 and for the twenty-six weeks ended July 29, 2023 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including legal and professional fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023
Net income	$8,191	$15,222
Add: Income tax provision	3,075	6,665
Income before provision for income tax	11,266	21,887
Adjustments:
Equity-based compensation expense (a)	1,696	937
Write-off of property and equipment (b)	51	26
Loss on extinguishment of debt (c)	8,570	—
Adjustment for exited retail stores (d)	(106)	—
Impairment of long-lived assets (e)	58	45
Other non-recurring items (f)	215	2
Adjusted income before income tax provision	21,750	22,897
Less: Adjusted tax provision(g)	5,916	6,388
Adjusted net income	$15,834	$16,509
Adjusted net income per share:
Basic	$1.06	$1.17
Diluted	$1.05	$1.15
Weighted average number of common shares:
Basic	14,906,662	14,158,837
Diluted	15,098,301	14,367,751
(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted net income for the second quarter of fiscal 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted net income for the second quarter of fiscal 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including legal and professional fees.
(g)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.2% for the second quarter of fiscal 2024 and 27.9% for the second quarter of fiscal 2023. Adjusted tax provision for the second quarter of fiscal 2023 has been restated to include items (a) and (b) above.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Net income	$24,887	$19,818
Add: Income tax provision	9,303	8,630
Income before provision for income tax	34,190	28,448
Adjustments:
Equity-based compensation expense (a)	2,950	1,815
Write-off of property and equipment (b)	57	46
Loss on extinguishment of debt (c)	8,570	—
Loss on debt refinancing(d)	—	12,702
Adjustment for exited retail stores (e)	(615)	—
Impairment of long-lived assets (f)	311	45
Other non-recurring items (g)	438	2
Adjusted income before income tax provision	45,901	43,058
Less: Adjusted tax provision(h)	12,485	12,013
Adjusted net income	$33,416	$31,045
Adjusted net income per share:
Basic	$2.29	$2.20
Diluted	$2.27	$2.16
Weighted average number of common shares:
Basic	14,581,796	14,111,124
Diluted	14,746,749	14,345,179

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted net income for the twenty-six weeks ended July 29, 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.
(b)
Represents net gain or loss on the disposal of fixed assets. Adjusted net income for the twenty-six weeks ended July 29, 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents loss on the repayment of priming and subordinated credit agreement.
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents items management believes are not indicative of ongoing operating performance, including legal and professional fees.
(h)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.2% for the twenty-six weeks ended August 3, 2024 and 27.9% for the twenty-six weeks ended July 29, 2023. Adjusted tax provision for the first quarter of fiscal 2023 has been restated to include items (a) and (b) above.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023
Net cash provided by operating activities	$16,381	$27,756
Net cash used in investing activities	(2,248)	(4,180)
Net cash used in financing activities	(62,784)	(2,564)
Net change in cash and cash equivalents	(48,651)	21,012
Cash and cash equivalents:
Beginning of Period	77,117	27,891
End of Period	$28,466	$48,903

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Net cash provided by operating activities	$37,880	$35,615
Net cash used in investing activities	(4,560)	(7,105)
Net cash used in financing activities	(67,026)	(66,660)
Net change in cash and cash equivalents	(33,706)	(38,150)
Cash and cash equivalents:
Beginning of Period	62,172	87,053
End of Period	$28,466	$48,903

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	August 3, 2024	July 29, 2023
Net cash provided by operating activities	$16,381	$27,756
Less: Capital expenditures (a)	(2,248)	(4,180)
Free cash flow	14,133	$23,576

	For the Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Net cash provided by operating activities	$37,880	$35,615
Less: Capital expenditures (a)	(4,560)	(7,105)
Free cash flow	33,320	$28,510

(a) Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241